
KARMAN
SPACE & DEFENSE
January 7, 2026
Karman Space & Defense Acquires Seemann Composites and Material Sciences
Leaders in Advanced Composite Systems for Submarine, UUV/USV and Strategic Naval Surface Platforms
www.karman-sd.com
NYSE: KRMN